UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Abatix Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Abatix Corp.
8201 Eastpoint Drive, Suite 500
Dallas, Texas  75227

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO STOCKHOLDERS OF ABATIX CORP.:

The 2005 Annual Meeting of the Stockholders of Abatix Corp., a Delaware corporation, will be held at the Company’s corporate offices at 8201 Eastpoint Drive, Suite 500, Dallas, Texas 75227 on Thursday, May 26, 2005 at 9:00 A.M. Central Time, or at any and all adjournments thereof, for the following purposes:

1.	To elect five directors to the Board of Directors;

2.	To ratify of the appointment of the independent registered public accountants; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors set April 11, 2005 as the record date for the meeting.  Only record owners of the Company’s common stock at the close of business on that date are entitled to notice of, and to vote, at the meeting and at any adjournment or postponement thereof.

It is important that your shares be represented at the meeting.  I urge you to promptly sign, date, and return the enclosed proxy card.

BY ORDER OF THE BOARD OF DIRECTORS,

Gary L. Cox, Secretary

Dallas, Texas
April 20, 2005

Abatix Corp.
8201 Eastpoint Drive, Suite 500
Dallas, Texas  75227

PROXY STATEMENT

We are furnishing this Proxy Statement to our stockholders in connection with the solicitation of proxies by and on behalf of the Board of Directors of Abatix Corp., a Delaware corporation (the “Company”) for use at the 2005 Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Company’s corporate offices at 8201 Eastpoint Drive, Suite 500, Dallas, Texas 75227 on Thursday, May 26, 2005 at 9:00 A.M., Central Time, or at any and all adjournments thereof.

The cost of this solicitation will be borne by the Company.  Directors, officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview.

The Annual Report of the Company for the fiscal year ended December 31, 2004 is being mailed together with this Proxy Statement and form of Proxy.  The approximate date of mailing of this Proxy Statement and form of Proxy is April 20, 2005.

Voting Procedures

Only holders of record of the Company’s common stock, $.001 par value per share (“Common Stock”), at the close of business on April 11, 2005, are entitled to notice of and to vote at the Annual Meeting.  On April 11, 2005, we had 1,711,148 shares of Common Stock issued and outstanding, each of which is entitled to one vote.

The holders of a majority of the shares of Common Stock issued and outstanding, present in person or represented by proxy, will constitute a quorum at the Annual Meeting.  If a quorum is present, (1) directors will be elected by a plurality vote; and (2) the ratification of the retention of the independent registered public accountants will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting.

We are not aware of any items, other than those referred to in the accompanying Notice of Annual Meeting of Stockholders, which may properly come before the Annual Meeting or other matters incident to the conduct of the Annual Meeting.  If, however, any other matters properly come before the Annual Meeting, the persons named as proxies on the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

Abstentions will be treated as present both for purposes of determining a quorum and with respect to each proposal other than the election of directors.  If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies, and may not or do not exercise discretionary power to grant a proxy with respect to such shares (“broker non-vote”), then shares not voted on such proposal, other than the election of directors, will be counted as not present and not cast with respect to such proposal.  Accordingly, abstentions will have no effect on the election of directors, but will have the effect of a vote against the ratification of the independent registered public accountants, and broker non-votes will have no effect on the election of directors or the ratification of the independent registered public accountants.

If you come to the Annual Meeting, you can, of course, vote in person.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.  If you do not come to the Annual Meeting, your shares can be voted only if you have returned a properly executed proxy.  If you hold your shares through a bank, broker, or other nominee, you must provide voting instructions to the bank, broker, or nominee; obtain a proxy issued in your name from such record holder; or if your bank, broker or nominee makes telephone or Internet voting available, follow the instructions the bank, broker or nominee will enclose with the proxy statement.  If you execute and return your proxy, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. You can revoke your authorization at any time before the shares are voted at the Annual Meeting by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date.  The proxy will also be deemed revoked with respect to any matter on which you vote in person at the Annual Meeting.  Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.  Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted in favor of the election of each of the nominees for director and the ratification of the independent registered public accountants.

PROPOSAL 1.  ELECTION OF DIRECTORS

General

The Company’s By-laws, as amended, provide that the size of the Board shall be fixed from time to time by resolution of the Board.  Currently, the number of directors is fixed at five.  Each Director is elected for a period of one year at the Company’s annual meeting of stockholders.

Section 145 of the General Corporation Law of Delaware permits the indemnification of directors, officers, employees and agents of Delaware corporations.  The Company’s Certificate of Incorporation and By-Laws provide that the Company shall indemnify its Directors and Officers to the full extent permitted by the General Corporation Law of the State of Delaware.

The Board of Directors is responsible for the overall affairs of the Company.  The names of the nominees, their principal occupations and the year in which they became Directors, are set forth.

Nominees for Election

Terry W. Shaver, Director since 1983, Age 47

Mr. Shaver has been the President, Chief Executive Officer and Chairman of the Board of the Company since 1983.

Gary L. Cox, Director since 1983, Age 51

Mr. Cox has been the Executive Vice President and Chief Operating Officer of the Company since 1985.

Donald N. Black, Director since 1999, Age 53

Mr. Black has been a partner and President of Turnkey Concepts, a health and beauty aid product development company since 2001.  Between 1979 and 1996, Mr. Black was employed by and owned Gena Laboratories Inc., a manufacturer and distributor of professional beauty products.

Mr. Black is the Chairman of the Audit Committee, a member of the Compensation Committee and a member of the Nominating and Corporate Governance Committee.

Eric A. Young, Director since 2002, Age 47

Mr. Young has been the Vice President-Sales & Marketing at QuietFlex Manufacturing Co., LP in Houston, Texas since 2000.  From 1998 until 2000 he was a Group Vice President of Watsco, Inc.

Mr. Young is the Chairman of the Compensation Committee, a member of the Audit Committee and a member of the Nominating and Corporate Governance Committee.

A. David Cook, Director since 2004, Age 49

Mr. Cook has been Vice President of Sales and Marketing for SCP Pool Corporation since 2002.  In 1997, he was promoted to Vice President with general manager duties of the company’s largest operating division, as well as directing the entire company’s sales efforts.  Mr. Cook has worked for SCP Pool since 1988.

Mr. Cook is the Chairman of the Nominating and Corporate Governance Committee, a member of the Audit Committee and a member of the Compensation Committee.

The Board of Directors unanimously recommends a vote FOR the election of the nominees for director.

PROPOSAL 2.  APPOINTMENT OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Although the Audit Committee of the Board of Directors is submitting the appointment of KPMG LLP (“KPMG”) for stockholder approval, it reserves the right to change the selection of KPMG as independent registered public accountants, at any time during the fiscal year, if it deems such change to be in the best interest of the Company, even after stockholder approval.

Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Principal Accounting Firm Fees

Aggregate fees billed to the Company for the fiscal years ending December 31, 2004 and 2003, by the Company’s principal accounting firm, KPMG, were as follows:

	2004	2003

Audit fees	$63,250	$61,800
Financial information systems design and implementation fees	—	—
All other fees	—	—

Audit Committee Approval of Audit and Non-Audit Services

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services to be provided by the Company’s independent registered public accountants. Also, specific pre-approval by the Audit Committee is required for any proposed services. The Audit Committee may delegate pre-approval authority for audit and non-audit services to one or more of its members, although the decisions of any member to whom such authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee periodically reviews reports summarizing all services provided by the independent registered public accountants.

All KPMG services and fees in 2004 were pre-approved by the Audit Committee.

The Board of Directors unanimously recommends a vote FOR the appointment of the Company’s independent registered public accountants.

CORPORATE GOVERNANCE

Board of Directors and its Committees

The Board of Directors met six times during 2004.  During the last full fiscal year, each director attended 75% or more of the total number of meetings of the Board, and 75% or more of the total number of meetings held by all committees of the Board on which he served.  The Board has determined that each member of the Board or Board nominee, other than Messrs. Shaver and Cox, meets the definition of “independent director” as defined by Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (“NASD”) and Section 10A-3 of the Securities Exchange Act of 1934.

Mr. Black has been designated by the Board as its lead independent director and as such, Mr. Black will preside at any meetings of the Board’s independent directors and perform such other functions as the Board may direct, including recommending agenda items for Board meetings.

The non-management members of the board do not meet in a formal executive session of the board since all three non-management directors serve together on the Company’s three board committees.

There are no family relationships among the Company’s Executive Officers and Directors.

In 2004, each non-employee director was paid an annual fee of $7,500.  Directors are also reimbursed for reasonable expenses incurred in connection with their attendance at Board and committee meetings.

Stockholders may communicate with members of the Company’s Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at 8201 Eastpoint Drive, Suite 500, Dallas, Texas 75227.

The Company has adopted a Code of Business Conduct and Ethics that applies to the Company’s employees, officers (including the Company’s principal executive officer and principal financial officer) and directors.  The Code of Business Conduct and Ethics is posted on the Company’s website at www.abatix.com and can also be obtained free of charge by sending a request to the Company’s Corporate Secretary at 8201 Eastpoint Drive, Suite 500, Dallas, Texas 75227.

The Board presently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  The charter for each of the committees is evaluated and updated, if necessary, by the Board of Directors on a periodic basis.  The most recent charters are posted on the Company’s website at www.abatix.com and can also be obtained free of charge by sending a request to the Company’s Corporate Secretary at 8201 Eastpoint Drive, Suite 500, Dallas, Texas 75227.

Audit Committee.  The Audit Committee’s duties include the selection and recommendation of independent auditors subject to the approval of the stockholders, review of the scope and results of the annual audit, and review of the adequacy and effectiveness of the Company’s internal control structure.  The Audit Committee met four times during 2004.  The Board of Directors has determined that all members of the Audit Committee are “independent” as that term is defined in the independence requirements for audit committee members contained in the applicable rules of the Securities and Exchange Commission (“SEC”) and the NASD and that Mr. Young meets the requirements of a “financial expert,” as required and defined by the standards of the NASD and the rules of the SEC.

Compensation Committee.  The Compensation Committee makes recommendations to the Board regarding the compensation of officers of the Company, the awards under the Company’s compensation and benefits plans and the Company’s compensation policies and practices.  The Compensation Committee’s specific responsibilities are set forth in its written charter.  The Board of Directors has determined that each member of the Compensation Committee is independent.  The Compensation Committee met one time since the 2004 Annual Meeting of Stockholders.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee’s primary purpose is to provide oversight on a broad range of issues surrounding the composition of the Board, including identifying individuals qualified to become Board members, recommending to the Board director nominees for the next annual meeting of stockholders, and assisting the Board in the areas of committee member selection, evaluation of the overall effectiveness of the Board and committees of the Board, and review and consideration of corporate governance practices.  The Nominating and Corporate Governance Committee has the authority to recommend to the Board candidates for Board membership. Stockholders may also make recommendations for director nominations by sending a letter to the Nominating and Corporate Governance Committee, or may make a nomination by complying with the notice procedures set forth in the Company’s By-laws, as amended.  The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent.  The Nominating and Corporate Governance Committee met one time since the 2004 Annual Meeting of Stockholders.

When identifying, evaluating and considering potential candidates for membership on the Company’s Board, including those recommended or nominated by stockholders, the Nominating and Corporate Governance Committee considers relevant educational, business and industry experience and demonstrated character and judgment.

Audit Committee Report

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

In discharging its oversight responsibility for the audit process, the Audit Committee discussed with the independent registered public accountants all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the independent registered public accountants any other relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.  The Audit Committee also discussed with management and the independent registered public accountants, the quality and adequacy of the Company’s internal controls.  The Audit Committee reviewed with the independent registered public accountants their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accountants all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accountants’ examination of the financial statements.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ending December 31, 2004, with management and the independent registered public accountants.  Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accountants have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accountant, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ending December 31, 2004, for filing with the SEC.  The Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent registered public accountant and the Board concurred in such recommendation.

AUDIT COMMITTEE
Donald N. Black, Chairman
Eric A. Young
A. David Cook

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock as of March 31, 2005, by (i) each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director, nominee for director and executive officer of the Company and (iii) all directors and executive officers of the Company as a group.  This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. The business address of each person listed, except Barclays Global Investors, is 8201 Eastpoint Drive, Suite 500, Dallas, Texas 75227.

Name	Shares Beneficially Owned (1)	Percent of Class (2)

Terry W. Shaver (3)	528,000	30.9%
Gary L. Cox (4)	289,403	16.9%
Frank J. Cinatl (5)	18,500	1.1%
Donald N. Black (6)	—	0.0%
Eric A. Young (6)	6,000	0.4%
A. David Cook (6)	—	0.0%
All executive officers and directors as a group (6 persons)	841,903	49.2%
Barclays Global Investors, NA, et al (7)	102,338	6.0%

(1)

Unless otherwise provided, amount represents shares for which the beneficial owner has sole voting and investment power and includes options currently exercisable or exercisable within sixty (60) days.

(2)

The percentage of class is calculated assuming that the beneficial owner has exercised any options or other rights to subscribe which are currently exercisable within sixty (60) days and that no other options or rights or warrants to subscribe have been exercised by anyone else.

(3)	Mr. Shaver is President, Chief Executive Officer and Chairman of the Board of Directors of the Company.

(4)

Mr. Cox is Executive Vice President, Chief Operating Officer, Secretary and a Director of the Company.  Mr. Cox’s wife, who was an employee of the Company until June 2004, owns approximately 1,400 shares in the Company’s 401k Profit Sharing Plan.  These shares are included above.

(5)

Mr. Cinatl is Vice President and Chief Financial Officer of the Company.  Mr. Cinatl’s shares beneficially owned include approximately 4,500 shares held in the Company’s 401k Profit Sharing Plan.  These shares are included above.

(6)	Messrs. Black, Young and Cook are Directors of the Company.

(7)

These shares are owned by Barclays Global Investors, NA, et al.  The business addresses for the group members are identified in the table below.  The information included herein was derived from a report on Form 13G filed by the group with the SEC on February 14, 2005.

Barclays Global Investors, NA And Barclays Global Fund Advisors	45 Freemont Street San Francisco, CA 94105

Barclays Global Investors, Ltd.	Murray House 1 Royal Mint Court London, EC3N 4HH

Barclays Global Investors Japan Trust and Banking Company Limited	Ebisu Prime Square Tower 8th Floor 1-1-39 Hiroo Shibuya-Ku Tokyo 150-0012 Japan

Barclays Life Assurance Company Limited	Unicorn House 5th Floor 252 Romford Road, Forest Gate London 37 9JB England

Barclays Bank PLC And Barclays Bank Trust Company Limited	54 Lombard Street London, England EC3P 3AH

Barclays Capital Securities Limited	5 The North Colonmade Canary Wharf London, England E14 4BB

Barclays Capital Inc	200 Park Ave New York, NY 10166

Barclays Private Bank & Trust (Isle of Man) Limited	4th Floor Queen Victoria House Isle of Man, IM99 IDF

Barclays Private Bank and Trust (Jersey) Limited	39/41 Broad Street, St. Helier Jersey, Channel Islands JE4 8PU

Barclays Bank (Suisse) SA	10 rue d’Italie CH-1204 Geneva Switzerland

Barclays Private Bank Limited	59/60 Grosvenor Street London, WIX 9DA England

Bronco (Barclays Cayman) Limited And Palomino Limited And HYMG Limited	Walker House Mary Street PO Box 908 GT George Town, Grand Cayman (Cayman Islands)

EXECUTIVE COMPENSATION

Executive Officer Other Than Directors

Executive officers are appointed annually and, except to the extent governed by employment contracts, serve at the discretion of the Board of Directors.  Messrs. Shaver and Cox are also directors of the Company and their experience is described above.  The other executive officer is Mr. Cinatl whose experience is as follows.

Frank J. Cinatl, IV has been Vice President and Chief Financial Officer of the Company since 1994 and served on the Board of Directors from February 1999 until May 2004.  Mr. Cinatl is a Certified Public Accountant.

Compensation Committee Report

The compensation program for Abatix is administered in a manner that promotes the attainment of reasonable profits on a consistent basis in order to preserve job protection and job security; that promotes and rewards productivity and dedication to the success of Abatix; that accomplishes internal equity among its people; and that responds to the influence of external market forces.

The above principles are applied to all employees, including executive officers.  The Compensation Committee of the Board of Directors reviews the compensation of Abatix’s executive officers on an annual basis.  They consider the total compensation (both salary and incentives), as well as the recommendation of the Company’s President, in establishing each element of compensation.

At current cash compensation levels, the Compensation Committee does not expect Internal Revenue Service regulations regarding maximum deductibility of executive compensation to have any application to the Company.

The principal elements of compensation for Abatix’s executive officers are the following:

Base Salary.  As a rule, base salary for the executive officers of Abatix is comparable to the salaries for comparable positions in comparably sized companies.  The Compensation Committee bases this determination on information obtained for similarly situated businesses; its impression of the prevailing business climate; and the advice of the Company’s President.  Annual salary increases, if any, for executive officers as a group are not more, on a percentage basis, than those received by other employees.

Annual Incentive Bonus.  The Compensation Committee determines the amount of each bonus for executive officers at the end of each year.

In fixing the salary and bonus amounts for 2004, the Compensation Committee considered the performance of each individual, his or her level of responsibility within the Company, the Company’s profitability, the longevity in office of each officer, and each officer’s performance as a team member.  However, no mathematical weighing formulae were applied with respect to any of these factors.  In evaluating an individual’s performance, the Compensation Committee relied on the recommendation of the President, whose recommendation is based on his own perception of such officer’s performance.

The Company does not use defined performance targets in establishing compensation, nor does it employ minimum, targeted or maximum amounts of bonuses or total compensation levels for the executive officers.  The final determination of compensation is subjective.

Automobiles.  Each executive officer of the Company is supplied with a vehicle owned and maintained by the Company.

Stock Options.  In an effort to provide a long-term incentive for future performance that aligns officers’ interests with shareholders in general, the Company has granted stock options to executive officers and other key employees in the past or may in the future.  Currently, there are no options outstanding, nor are there any options available for grant.

All executive officers participate in the Abatix 401(K) Profit Sharing Plan, which is available to all Abatix employees on the same basis.

COMPENSATION COMMITTEE
Eric A. Young, Chairman
Donald N. Black
A. David Cook

Summary Compensation Table

All of the Company’s Executive Officers are full-time employees.  Total cash compensation paid to all Executive Officers as a group for services provided to the Company in all capacities during the fiscal year ended in December 31, 2004 aggregated to $571,400.  Set forth below is a summary compensation table in the tabular format specified in the applicable rules of the SEC with respect to all Executive Officers of the Company or any of its subsidiaries who received total salary and bonus that exceeded $100,000 during the periods reflected.

		Annual Compensation				Long Term Compensation

Name and principal position	Year	Salary	Bonus		Other annual compensation [a]	Restricted stock award(s)	Securities underlying Options/ SARs (#)	LTIP payouts	All other compensation

Terry W. Shaver,	2004	$216,000	$	-b	$12,000	—	—	—	—
President and CEO	2003	$216,000		$45,000b	$12,000	—	—	—	—
	2002	$206,400		$40,000b	$12,000	—	—	—	—
Gary L. Cox,	2004	$216,000	$	-c	$12,000	—	—	—	—
Exec. V.P. and COO	2003	$216,000		$45,000c	$12,000	—	—	—	—
	2002	$206,400		$40,000c	$12,000	—	—	—	—
Frank J. Cinatl,	2004	$134,400		$5,000d	$8,000	—	—	—	—
V.P. and CFO	2003	$134,400		$29,000d	$8,000	—	—	—	—
	2002	$128,400		$25,000d	$8,000	—	—	—	—

[a] –	Amounts represent the estimated annual value of vehicles and related maintenance benefits provided to such Executive Officers.
[b] –	Mr. Shaver elected to defer the payment of his 2001 bonus of $40,000 until January 2002 and his 2002 bonus of $45,000 until January 2003. Mr. Shaver did not receive a bonus for 2003 or 2004.
[c] –	Mr. Cox elected to defer the payment of his 2001 bonus of $40,000 until January 2002 and his 2002 bonus of $45,000 until January 2003. Mr. Cox did not receive a bonus for 2003 or 2004.
[d] –

 Mr. Cinatl elected to defer the payment of his 2001 bonus of $25,000 until January 2002, his 2002 bonus of $29,000 until January 2003 and his 2003 bonus of $5,000 until January 2004.  Mr. Cinatl did not receive a bonus for 2004.

There are currently no stock options, stock appreciation rights or long-term compensation plans for any employees, including the executives, of the Company.

Employment Agreements

Messrs. Shaver, Cox and Cinatl are parties to employment agreements with the Company expiring December 31, 2006.  These agreements provide for minimum annual compensation of $222,500 each for Messrs. Shaver and Cox and $138,500 for Mr. Cinatl.  Such employment agreements preclude each individual from competing with the Company for a period of twelve months following termination of his employment for cause or by reason of his voluntarily leaving the employ of the Company.  The employment agreements also require them to maintain the confidentiality of proprietary data relating to the Company and its activities and services.  The employment agreements also provide for certain executive benefits such as the use of an automobile, reimbursement of business expenses, health insurance and related benefits.

Retirement Plans

The Company has a 401(K) Plan, pursuant to which the Company contributed $76,687, $115,262, and $115,617 during 2004, 2003 and 2002, respectively.  At this time, Terry W. Shaver, Gary L. Cox, Frank J. Cinatl and 80 other employees are eligible to participate in the 401(K) Plan, which requires all employees to have performed services to the Company for at least one year.  Contributions by an employee in any one year may not exceed the Internal Revenue Service specified limits.  The Company currently contributes 20% of the employees’ contributions up to 5% of their salary on an ongoing basis, but the Board of Directors may approve an increase or a decrease in the matching portion at any time in the future.

Performance Graph

The following graph and table compare total stockholder returns for the Company over the last five years to the CRSP Total Return Index for The NASDAQ Stock Market and for the Russell 2000® Value Index assuming a $100 investment made on December 31, 1999.  The stock performance shown on the graph below is not necessarily indicative of future price performance.  The closing price is used to compute the return for Abatix Corp.

	December 31,

	1999	2000	2001	2002	2003	2004

Abatix Corp.	$100	$69	$249	$350	$205	$504
Nasdaq Total Return Index	100	60	48	33	49	54
Russell 2000® Value Index	100	123	140	124	181	221

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that the Company’s officers and directors timely complied with their filing requirements for 2004.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

There were no transactions during 2004 that the Board of Directors believed were required to be disclosed herein.

INTEREST OF CERTAIN PERSONS IN
OPPOSITION TO MATTERS TO BE ACTED UPON

The Company is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

STOCKHOLDER’S PROPOSALS TO BE PRESENTED AT
THE COMPANY’S NEXT ANNUAL MEETING OF
STOCKHOLDERS

Stockholder proposals intended to be presented at the 2006 Annual Meeting of Stockholders of the Company must be received by the Company, at its principal executive offices no later than February 28, 2006, for inclusion in the Proxy Statement and Proxy relating to the 2006 Annual Meeting of Stockholders.

AVAILABILITY OF FORM 10-K ANNUAL REPORT

Printed copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC, are available without charge to stockholders upon request to Mr. Frank J. Cinatl, Vice President and Chief Financial Officer, Abatix Corp., 8201 Eastpoint Drive, Suite 500, Dallas, Texas 75227.  On-line copies are also available at the Company’s website, www.abatix.com/investor/.

BY ORDER OF THE BOARD OF DIRECTORS

Gary L. Cox, Secretary
Dallas, Texas
April 20, 2005

[FRONT SIDE]

This Proxy Is Solicited By And On Behalf Of The Board of Directors of ABATIX CORP.
Proxy - Annual Meeting of Stockholders - May 26, 2005

The undersigned, revoking all previous proxies, hereby appoints(s) Terry W. Shaver and Gary L. Cox, or any one of them, Proxies, with full power of substitution to represent and to vote all Common Stock of Abatix Corp. owned by the undersigned at the Annual Meeting of Stockholders to be held in Dallas, Texas on Thursday, May 26, 2005, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement.  No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of stockholders arise, the persons named herein will vote thereon in accordance with their best judgment.  All powers may be exercised by both of said proxies or substitutes voting or acting or, if only one votes or acts, then by that one.  Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.  The Board of Directors Recommends a Vote FOR Each of the Following.

1.	Election of Directors. Nominees: Terry W. Shaver Gary L. Cox A. David Cook Donald N. Black Eric A. Young

	☐	FOR ALL NOMINESS LISTED	OR	☐	WITHHOLDING AUTHORITY to
		(Except as specified here: __________________)			vote for all nominees listed above.

2.	Proposal to Ratify the Appointment of Independent Auditors. ☐ FOR ☐ AGAINST ☐ ABSTAIN

[REVERSE SIDE]

The shares represented by this proxy will be voted as directed.  IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMES IN PROPOSAL 1 AND FOR PROPOSAL 2.

Dated	______________________________, 2005

(Signature)

(Signature)

Where there is more than one owner, each should sign.  When signing as an attorney, administrator, executor, guardian or trustee, please add your full title as such.  If executed by a corporation or partnership, the proxy should be signed in the corporate or partnership name by a duly authorized officer or other duly authorized person, indicating such officer’s or person’s title.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.